UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 16, 2008 (Date of earliest event reported)
PG&E CORPORATION
(Exact Name of Registrant as specified in Charter)
California	1-12609	94-3234914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market, Spear Tower, Suite 2400, San Francisco, CA	94105
(Address of principal executive offices)	(Zip code)
415-267-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

PACIFIC GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as specified in Charter)
California	1-2348	94-0742640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Beale Street, P. O. Box 770000, San Francisco, California		94177
(Address of principal executive offices)		(Zip code)
(415) 973-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

A.     2009 Officer Compensation

On December 16, 2008, the Compensation Committee of the PG&E Corporation Board of Directors (Committee) approved the PG&E Corporation 2009 Short-Term Incentive Plan (STIP) under which officers and employees of PG&E Corporation and Pacific Gas and Electric Company (Utility) may receive cash awards based on the extent to which specified performance targets for each STIP component are achieved.  Corporate financial performance, as measured by PG&E Corporation’s earnings from operations, will determine 50 percent of the incentive, 17.5 percent of the incentive will be based on the Utility’s success in improving electric and gas distribution system reliability, 17.5 percent of the incentive will be based on customer satisfaction ratings for the Utility, 5 percent will be based on the results of an employee opinion survey, and the remaining 10 percent will be based on achieving safety goals.  The Committee will approve the specific performance targets for each STIP component in February 2009.

B.     Amendments to Executive Compensation Plans and Arrangements

On December 16 and December 17, 2008, the Committee and the Boards of Directors of PG&E Corporation and the Utility amended certain PG&E Corporation and Utility compensation and benefit plans and arrangements, including the PG&E Corporation Officer Severance Policy, in order to conform with the requirements of Section 409A of the Internal Revenue Code.  The Committee amended the Officer Severance Policy (1) to eliminate the ability of terminated officers under the age of 55 to elect to use their severance payments to buy years of credited service under the PG&E Corporation Supplemental Executive Retirement Plan, and (2) to narrow the circumstances under which an officer’s resignation following a “Change in Control” of PG&E Corporation (as defined in the policy) will be for “good reason” entitling the officer to the benefits specified in the policy for officers who are terminated without cause in connection with a Change in Control. In addition, on December 17, 2008, the independent members of the PG&E Corporation Board of Directors amended the terms of a May 2008 restricted stock unit award agreement between PG&E Corporation and Peter A. Darbee, Chairman, Chief Executive Officer and President, to revise provisions regarding the timing of vesting and settlement (i.e., payment) of the restricted stock units in the case of a Change in Control of PG&E Corporation.   If the acquirer fails to assume or continue the restricted stock unit award, the outstanding restricted stock units will vest immediately before, and contingent on, the Change in Control and will be settled upon the earlier of Mr. Darbee’s separation from service or the original vesting date.  If Mr. Darbee’s employment is terminated without cause (a) following a “potential change in control” of PG&E Corporation (as defined in the Officer Severance Policy) or (b) within two years after a Change in Control of PG&E Corporation, the restricted stock units will vest and be settled upon his separation from service.

C.     Election of New Director

On December 17, 2008, the Boards of Directors of PG&E Corporation and the Utility elected Roger H. Kimmel to serve as a director of PG&E Corporation and the Utility, effective January 1, 2008.

Mr. Kimmel will be entitled to receive the following director compensation (1) an annual retainer of $55,000 beginning on January 1, 2009, and (2) equity awards valued at $90,000, consisting of $45,000 of restricted stock and $45,000 of either stock options or restricted stock units to be awarded under the formula award provisions of the PG&E Corporation 2006 Long-Term Incentive Plan in March of each year, beginning in March 2009.  Mr. Kimmel will also receive per-meeting fees of $1,750 for each Board meeting attended.

Under PG&E Corporation’s and the Utility’s Corporate Governance Guidelines, at least 75% of each Board is required to be composed of independent directors, defined as directors who (1) are neither current nor former officers or employees of, nor consultants to, PG&E Corporation or its subsidiaries, (2) are neither current nor former officers or employees of any other corporation on whose board of directors any officer of PG&E Corporation serves as a member, and (3) otherwise meet the definition of “independence” set forth in the applicable stock exchange rules.  (On December 17, 2008, the Boards of Directors of PG&E Corporation and the Utility amended each company’s Corporate Governance Guidelines to reflect recent revisions to the New York Stock Exchange listing standards relating to director independence.)  The composition of PG&E Corporation’s and the Utility’s respective Boards of Directors continues to meet the Corporate Governance Guidelines.

There are no arrangements or understandings pursuant to which Mr. Kimmel was selected as a director of PG&E Corporation or of the Utility.  Mr. Kimmel does not have any relationship or related transaction with PG&E Corporation or the Utility that would require disclosure pursuant to Item 404(a) of Securities and Exchange Commission Regulation S-K.

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 17, 2008, the Board of Directors of PG&E Corporation amended PG&E Corporation’s Bylaws to increase the authorized number of directors from 8 to 9, effective January 1, 2009.  Under PG&E Corporation’s Bylaws, the authorized number of directors may not be less than 7 or more than 13, but within that range the Board of Directors may set the exact number of directors by an amendment to the Bylaws.  The text of the amendment to PG&E Corporation’s Bylaws is attached to this report as Exhibit 99.

Item 8.01 Other Events

Energy Efficiency Incentive Mechanism

On December 18, 2008, the California Public Utilities Commission (CPUC) voted to approve a decision that awards the Utility $41.5 million in interim shareholder incentive revenues for the Utility’s energy efficiency program performance in 2006 and 2007.  The awarded amount represents 35% of approximately $119 million in estimated shareholder incentive revenues for the 2006-2007 program years.

Under the energy efficiency incentive mechanism, in order to earn incentives the Utility and the other two California investor-owned utilities must (1) achieve at least 85% of the CPUC’s overall energy savings goal over the three-year program cycle and (2) achieve at least 80% of the CPUC’s individual kilowatt-hour (kWh), kilowatt (kW), and gas therm savings goals over the three-year program cycle.  If the utilities achieve between 85% and 99% of the CPUC’s overall savings goal, 9% of the verified net benefits (i.e., energy resource savings minus total energy efficiency program costs) will accrue to shareholders and 91% of the verified net benefits will accrue to customers.  If the utilities achieve 100% or more of the CPUC’s overall savings goal, then 12% of the total verified net benefits will accrue to shareholders and 88% will accrue to customers.  The CPUC limited the maximum amount of revenue that the utilities could earn, and the maximum amount that the utilities could be required to reimburse customers, over the 2006-2008 program cycle.  For the Utility, the maximum amount is $180 million.   If the utilities achieve less than 65% of any one of the individual metric savings goals (i.e., kWh, kW, or gas therm), then the utilities must reimburse customers based on the greater of (1) 5 cents per kWh, 45 cents per therm, and $25 per kW for each kWh, therm, or kW unit below the 65% threshold, or (2) a dollar-for-dollar payback of negative net benefits, also known as a cost-effectiveness guarantee.

The utilities are required to submit two interim claims; the first claim is based on estimated performance achieved during the first and second years of the three-year period, and the second claim is based on estimated performance achieved over the entire three-year period.    Estimated performance will be calculated based on the number and cost of energy efficiency measures installed by the utilities and estimates and assumptions about the energy savings per energy efficiency measure.  The number and cost of energy efficiency measures that the utilities claim to have installed in each interim claim will be subject to verification by the CPUC’s Energy Division.  The energy savings estimates and assumptions to be used by the utilities will be updated periodically by the Energy Division.  In the decision approved on December 18, 2008, the CPUC ruled that 65% of the incentives calculated for the utilities’ 2006-2007 interim claims will be “held back” until completion of final measurement studies and a final verification report for the entire three-year program cycle.  The CPUC also ruled that the utilities will not be entitled to any additional incentives for the 2006-2008 program period beyond the incentives already received if the utility’s performance falls within a “deadband;” i.e., if a utility achieves (1) less than 80% of the CPUC’s goal for any individual savings metric or (2) less than 85% of the CPUC’s overall energy savings goal but greater than 65% of the CPUC’s goal for each individual savings metric.

The CPUC’s December 18, 2008 decision also establishes a new procedure to allow parties to comment on the Energy Division’s draft measurement studies and verification reports and to subject the draft reports to formal review by the full CPUC before being finalized.  (The latest draft verification report issued by the CPUC’s Energy Division on November 18, 2008, based on the Energy Division’s proposed energy savings estimates and assumptions, shows the Utility’s 2006-2007 energy efficiency program accomplishments relative to the CPUC’s goals as 81% for kWh, 67% for kW, and 93% for therms, averaging to 80%.  This compares to the Utility’s calculation of estimated achievements, based on energy savings estimates and assumptions the Utility used to design its energy efficiency programs, at 147% for kWh, 114% for kW, and 120% for therms, averaging 127% of the CPUC’s goals overall.)  In the December 18, 2008 decision, the CPUC ordered the Energy Division to issue a resolution containing its draft verification report covering the 2006-2007 interim claims no later than January 15, 2009.  The draft will then be subject to review and approval by the full CPUC.

Both the final verification reports of the utilities’ second interim claims (to be submitted in 2009 based on estimated performance over the 2006-2008 program period) and the final verification reports of the utilities’ true-up claims (to be submitted in 2010 based on actual performance over the 2006-2008 program period)  may result in an adjustment to the interim claim amounts, but as long as the final measured energy savings are at least 65% of each of the CPUC’s individual savings goals over the 2006-2008 program period, the utilities will not be required to pay back any incentives that they received on an interim basis.

Whether the Utility will receive all or a portion of the remaining $77 million in incentives for the 2006 and 2007 program years, whether the Utility will receive any additional incentives or incur a reimbursement obligation in 2009 based on the second interim claim, and whether the final true-up in 2010 will result in a positive or negative adjustment, are expected to be based on continually updated analyses for the measurement, evaluation, and verification of the energy efficiency program results.

Item 9.01.  Financial Statements and Exhibits

Exhibits

Exhibit 99	Text of the amendment to the Bylaws of PG&E Corporation effective January 1, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

Dated: December 18, 2008	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

Dated: December 18, 2008	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

EXHIBIT INDEX

Exhibit 99	Text of the amendment to the Bylaws of PG&E Corporation effective January 1, 2009